SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 April 14, 2009

                         SUNNYSIDE ACRES MOBILE ESTATES
                          -----------------------------
             (Exact Name of Registrant as Specified in its Charter)

                           Nevada 000-52224 88-0409166
                        State of Commission IRS Employer
                      Incorporation File Number I.D. Number

     P.O. Box 031-088, Shennan Zhong Road, Shenzhen City, P.R. China 518031
                     Address of principal executive offices

                  Registrant's telephone number: (212) 561-3604

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In reviewing its financial records in connection with the preparation and audit of its consolidated financial statements for the fiscal year ended December 31, 2008, the financial staff of Sunnyside Acres Mobile Estates (the "Company") discovered that certain expenses which should have been included in accounts payable at December 31, 2007 were omitted, resulting in an understatement of accounts payable and the accumulated deficit at December 31, 2007 by $1,659, and an increase of $1,659 in the net loss for the year ended December 31, 2007.

On April 14, 2009, the Company's Board of Directors concluded that the Company's consolidated financial statements as of and for the year ended December 31, 2007, which were included in the Company's annual report on Form 10-K for the year ended December 31, 2007, could no longer be relied upon due to the need to make the adjustments discussed herein. Upon authorization by the Company's Board of Directors, the Company's authorized officers discussed with the Company's independent accountant the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2009

                                       SUNNYSIDE ACRES MOBILE ESTATES


                                       By: /s/ Hui Ping Cheng
                                           -------------------------------------
                                           Hui Ping Cheng
                                           President and Chief Executive Officer